CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware Group® Equity Funds II of our report dated January 23, 2024, relating to the financial statements and financial highlights, which appears in Delaware Value® Fund's Annual Report on Form N-CSR for the year ended November 30, 2023. We also consent to the references to us under the headings "Independent Registered Public Accountants" and "Financial Highlights" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 29, 2024